UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2025

RE/MAX Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36101	80-0937145
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

5075 South Syracuse Street

Denver, Colorado 80237

(Address of principal executive offices, including Zip code)

(303) 770-5531

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock $0.0001 par value per share	RMAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2025, RE/MAX Holdings, Inc. (the “Company”) announced that W. Grady Ligon, the Company’s Chief Information Officer, will be leaving the Company to pursue other opportunities closer to his home. Mr. Ligon’s last day with the Company is expected to be September 1, 2025 (the “Termination Date”). Mr. Ligon’s departure is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On June 16, 2025, RE/MAX, LLC (“REMAX”), a subsidiary of the Company, and Mr. Ligon entered into an Executive Separation and Release Agreement (the “Separation Agreement”). Pursuant to the Separation Agreement, Mr. Ligon will continue to receive his current base salary and standard benefits through the Termination Date. Following the Termination Date, Mr. Ligon will receive an additional nine and one-half months of his base salary, paid as salary continuation; a health benefit stipend and outplacement services for the same time period; and a 2025 bonus based on actual Company performance in accordance with the Company’s short-term annual incentive plan, pro-rated for the portion of the year he was employed with REMAX. In addition, Mr. Ligon’s performance-based restricted stock units (“RSUs”) for performance periods that have been completed will vest based on actual performance. All other unvested RSUs (including all time-based RSUs and RSUs based on performance in 2025 and future years) will be forfeited. All separation benefits are contingent upon Mr. Ligon’s compliance with the terms of the Separation Agreement and subject to the other terms and conditions set forth in the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Executive Separation and Release Agreement
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RE/MAX HOLDINGS, INC.

Date: June 17, 2025	By:	/s/ Susie Winders
Susie Winders
Executive Vice President and General Counsel